Exhibit 99.1

PAINCARE HOLDINGS REPORTS 2007 THIRD QUARTER RESULTS

ORLANDO, Fla. – (PR NEWSWIRE) – November 13, 2007 – PainCare Holdings, Inc. (AMEX:PRZ), one of the nation’s leading providers of pain-focused medical and surgical solutions and services, today reported its financial and operational results for the three and nine month periods, ended September 30, 2007.

OPERATIONAL HIGHLIGHTS AND RESTRUCTURING UPDATE:

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During the third quarter, PainCare completed the divesture of four underperforming practices and two surgery centers as part of a major restructuring initiative which began earlier this year. As a consequence, the Company now owns and/or manages ten pain-focused Centers of Excellence in the United States and Canada.

•

In July 2007, Integrated Pain Solutions (IPS), PainCare’s wholly owned subsidiary engaged in developing the nation’s first pain-focused Managed Services Organization, signed an agreement with Coalition America, Inc. (CAI), the nation’s leader in medical claim savings, to assist CAI in cost containment programs and pain-related medical treatment for those patients associated with CAI’s national customer base of employers, insurers, payors, HMOs, re-insurers and managing general underwriters.

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More recently, IPS signed a national contract with FOCUS Healthcare Management, Inc. Pursuant to the agreement, IPS’ national call center will process patient appointments, originating from FOCUS’ customer base, with pain management specialists affiliated with IPS’ privileged provider networks initially established in New Jersey, Michigan, Tennessee, Florida and Colorado.

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Since first launching operations in early 2007, IPS has made progress in ramping up its infrastructure and beginning the transformation from a development stage to a revenue generating company. To date, IPS has established provider networks in Colorado, Florida, Illinois, Michigan, New Jersey and Tennessee (with plans to expand into Alabama, California, Georgia, New York, Ohio, Pennsylvania and Texas over the next six to nine months).

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PainCare recently announced the formation of a joint venture with MedeFile International, Inc. (OTCBB:MDFI) created to market the MedeFile system, a proprietary personal electronic medical records management solution. Under the agreement, PainCare has been granted exclusive rights to market the MedeFile system direct to consumers in exchange for a 50% share of revenues generated strictly from its marketing activities.

OVERVIEW OF 2007 THIRD QUARTER AND YEAR-TO-DATE FINANCIAL RESULTS

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Total revenues from continuing operations for the third quarter were $6.2 million, representing a 19% decline from $7.7 million reported for the same three month period in 2006. For the nine months ended September 30, 2007, total revenues from continuing operations decreased 21% to $21.8 million from $27.5 million in the comparable nine month reporting period in 2006.

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The Company had a non-cash, non-recurring impairment charge of $9.4 million in the third quarter of this year. In addition, due to the divestiture of certain business interests, loss from discontinued operations resulted in a non-cash, non-recurring charge totaling $2.3 million during the three months ended September 30, 2007.

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Net loss for the third quarter of this year was $20.0 million, or $.30 loss per diluted share, compared to a net loss of $4.1 million, or $0.06 loss per diluted share in the third quarter of 2006. For the nine months ended September 30, 2007, net loss totaled $82.4 million, or $1.22 loss per diluted share, compared to net income of $13.6 million, or $0.18 per diluted share, reported for the first nine months of last year.

PAINCARE HOLDINGS, INC.

Consolidated Balance Sheets

As of September 30, 2007 and December 31, 2006

	September 30, 2007	December 31, 2006
Assets
Current Assets
Cash	$434,766	$2,414,160
Accounts receivable, net	6,506,304	8,013,638
Note receivable	968,706	500,000
Deposits, prepaids and other	884,687	552,183
Deferred tax asset	14,052,953	1,605,278
Income tax receivable	1,525,318	4,135,375
Current assets of discontinued operations	—	13,898,821

Total current assets	24,372,734	31,119,455
Property and equipment, net	6,956,927	7,949,791
Goodwill, net	32,362,550	48,685,270
Other assets	993,753	3,602,071
Non-current assets of discontinued operations	—	72,597,394

Total assets	$64,685,964	$163,953,981

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$6,732,193	$4,035,538
Interest payable	3,367,842	781,971
Acquisition consideration payable	659,575	4,026,209
Current portion of notes payable	7,819,663	34,053,378
Convertible debentures	12,983,796	12,415,480
Current portion of default put option	600,000	600,000
Current portion of capital lease obligation	1,098,369	1,374,030
Total current liabilities of discontinued operations	—	2,311,839

Total current liabilities	33,261,438	59,598,445
Capital lease obligations	1,142,897	1,696,642
Deferred tax liability, non-current	14,052,953	3,048,760
Non-current liabilities of discontinued operations	—	67,355

Total liabilities	48,457,288	64,411,202

Minority interest related to discontinued operations		2,191,797

Shareholders’ equity
Common stock, $.0001 par value. Authorized 200,000,000 shares; issued and outstanding 67,648,717 and 66,292,721 shares, respectively	6,765	6,629
Preferred stock, $.0001 par value. Authorized 10,000,000 shares; issued and outstanding -0- shares	—	—
Additional paid in capital	143,999,041	142,763,156
Retained earnings	(127,905,841)	(45,465,595)
Other comprehensive income	128,711	46,792

Total stockholders equity	16,228,676	97,350,982

Total liabilities and stockholders’ equity	$64,685,964	$163,953,981

PAINCARE HOLDINGS, INC.

Consolidated Statements of Operations

For the Three and Nine Months Ended September 30, 2007 and 2006 (unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2007	2006	2007	2006
Consolidated Statement of Operations
Revenues:
Pain Mgmt.	$3,560,198	$4,166,093	$12,212,591	$13,565,575
Surgery	775,899	1,189,135	2,258,355	4,027,780
Ancillary	1,828,616	2,296,655	7,294,691	9,892,769

Total Revenues	6,164,713	7,651,883	21,765,637	27,486,124
Cost of revenues	3,290,924	2,873,577	10,273,478	7,407,288

Gross profit	2,873,789	4,778,306	11,492,159	20,078,836
General and administrative expense	6,655,957	8,345,006	22,221,145	17,118,583
Amortization expense	344,054	165,609	372,324	466,753
Impairment	9,386,893	—	19,328,879	—
Depreciation expense	391,571	394,396	1,168,426	1,146,060

Operating income (loss)	(13,904,686)	(4,126,705)	(31,598,615)	1,347,440
Interest income (expense)	(2,094,406)	(1,588,985)	(5,371,185)	(3,625,849)
Derivative benefit	—	8,558	—	10,501,509
Other income (expense)	(65,798)	43,589	(77,232)	418,262

Income (loss) from continuing operations before income taxes	(16,064,890)	(5,663,543)	(37,047,032)	8,641,362
Provision (benefit) for income taxes	700,259	165,571	(1,186,194)	1,958,900

Income (loss) from continuing operations, net of tax	(16,765,149)	(5,829,114)	(35,860,838)	6,682,462

Discontinued operations:
Income (loss) from discontinued operations (less applicable	—	—	—	—
income tax (provision) benefit of ($0), ( $1,529,919), ($10,129), ($4,897,785))	(975,546)	1,718,946	(12,673,145)	5,883,061
Loss on disposal of discontinued operations	(2,304,617)	—	(33,906,263)	—

Income (loss) from discontinued operations, net of tax	(3,280,163)	1,718,946	(46,579,408)	5,883,061
Income (loss) from operations before a cumulative effect of a change in accounting principle	(20,045,312)	(4,110,168)	(82,440,246)	12,565,523

Cumulative effect of a change in accounting principle (net of tax of $661,283)	—	—	—	991,925

Net income (loss)	$(20,045,312)	$(4,110,168)	$(82,440,246)	$13,557,448

Basic income (loss) per common share:
Income (loss) from continuing operations before cumulative effect of a change in accounting principle	$(.25)	$(.09)	$(.53)	$.10
Income (loss) from discontinued operations	$(.05)	$.03	$(.69)	$.09
Cumulative effect of a change in accounting principle	—	—	—	$.02

Net income (loss)	$(.30)	$(.06)	$(1.22)	$.21

Diluted income (loss) per common share:
Income (loss) from continuing operations before cumulative effect of a change in accounting principle	$(.25)	$(.09)	$(.53)	$.09
Income (loss) from discontinued operations	$(.05)	$.03	$(.69)	$.08
Cumulative effect of a change in accounting principle	—	—	—	$.01

Net income (loss)	$(.30)	$(.06)	$(1.22)	$.18

Basic weighted average common shares outstanding	67,563,753	64,482,619	67,061,322	64,040,150
Diluted weighted average common shares outstanding	67,563,753	64,482,619	67,061,322	74,166,535

About PainCare Holdings, Inc.

Headquartered in Orlando, Florida, PainCare Holdings, Inc. is one of the nation’s leading providers of pain-focused medical and surgical solutions and services. Through its proprietary network of acquired or managed physician practices, and in partnership with independent physician practices and medical institutions throughout the United States and Canada, PainCare is committed to utilizing the most advanced science and technologies to diagnose and treat pain stemming from neurological and musculoskeletal conditions and disorders.

Through its wholly-owned subsidiary, Caperian, Inc., PainCare offers medical real estate and development services. Through Integrated Pain Solutions, the Company is engaged in pioneering the nation’s first managed services organization that offers a multi-disciplinary healthcare network focused on the treatment of pain. For more information on PainCare Holdings, please visit www.paincareholdings.com.

This press release contains forward-looking statements that may be subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. These forward-looking statements, which may include statements regarding our future financial performance or results of operations, including expected revenue growth, cash flow growth, future expenses, future operating margins and other future or expected performance, are subject to the following risks: the acquisition of businesses or the launch of new lines of business, which could increase operating expenses and dilute operating margins; the inability to attract new patients by our owned practices, the managed practices and the limited management practice; increased competition, which could lead to negative pressure on our pricing and the need for increased marketing; the inability to maintain, establish or renew relationships with physician practices, whether due to competition or other factors; the inability to comply with regulatory requirements governing our owned practices, the managed practices and the limited management practices; that projected operating efficiencies will not be achieved due to implementation difficulties or contractual spending commitments that cannot be reduced; and to the general risks associated with our businesses.

In addition to the risks and uncertainties discussed above you can find additional information concerning risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements in the reports that we have filed with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent our judgment as of the date of this release and you should not unduly rely on such statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in the filing may not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements.

FOR MORE INFORMATION, PLEASE CONTACT:

Investor/Shareholder Relations

Dodi Handy, President and CEO, or Daniel Conway, Chief Strategist

Elite Financial Communications Group, LLC

at 407-585-1080 or via email at prz@efcg.net